UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 25, 2011, the Registrant released its financial results for its fourth fiscal quarter and fiscal year ended September 30, 2011. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2011, Todd M. Ricketts, a designee of J. Joe Ricketts, his wife and certain trusts created for the benefit of their family (together, the “Ricketts Holders”), was elected to the board of directors of TD Ameritrade Holding Corporation under the terms of the Stockholders Agreement, dated as of June 22, 2005, among TD Ameritrade, The Toronto-Dominion Bank and the Ricketts Holders. Mr. Ricketts will be entitled to receive compensation under the terms of the TD Ameritrade Holding Corporation 2006 Directors Incentive Plan (which is described in TD Ameritrade’s proxy statement filed with the SEC on January 7, 2011 and incorporated herein), and he will enter into an indemnification agreement with TD Ameritrade (which is identical in all material respects to the indemnification agreement described in TD Ameritrade’s current report on Form 8-K filed with the SEC on June 5, 2006 and incorporated herein (and qualified in its entirety by reference to the complete form for indemnification agreement attached as exhibit 10.1 to the June 5, 2006 Current Report on Form 8-K)).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release issued by the Registrant on October 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 25, 2011	TD AMERITRADE HOLDING CORPORATION

By:	/s/ WILLIAM J. GERBER
William J. Gerber
Executive Vice President, Chief Financial Officer

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